Exhibit 10.1

Corporate Acquisition Contract

Whereas

1. The shareholders of Hangzhou Sanhao Grand Pharmacy Chain Co., Ltd. which is the corporate entity to be transferred (hereinafter referred to as ”Sanhao Pharmacy” or “Target Company”) include:

(1). Huiqun Yu (hereinafter referred to as “Party A1”)

(2). Hongfei Ma (hereinafter referred to as “Party A2”)

The two parties above are the transferors of the Target Company (hereinafter referred to as “Party A”)

2. Transferee (hereinafter referred to as “Party B”): Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd.

Address: Rooms 107 and 109, 1F, Haiqin Sanatorium (Yuzheng Commercial Building), No. 76Yuhuangshan Road, Hangzhou

Legal representative: Lei Liu

3. Sanhao Pharmacy was established by Party A in March 2002 in accordance with law, and currently is in good standing. It is registered in Jianggan Branch of Hangzhou Administration for Industry and Commerce, with the registration number of 330104, and a registered capital of 300,000 Yuan, of which 210,000 Yuan was contributed by Party A1 at a ratio of investment of 70%, and 90,000 Yuan was contributed by Party A2 at a ratio of investment of 30%. The legal representative of Sanhao Pharmacy is Huiqun Yu.

4. Sanhao Pharmacy owns the business license for drug retail, with a variety of licenses as follows:

Sanhao Pharmacy has 11 drug retail stores. The names, addresses and the registration numbers of business licenses are listed below:

(1). Baiyang Store, No. 332, 6th Avenue, Hangzhou Economic and Technological Development Zone. Registration number: 330104000102547.

(2). Chunbo Road Store, 19-20, Chunbo Residential Quarter Commercial House, Changhe Subdistrict, Binjiang District, Hangzhou. Registration number: 330108000001890.

(3). Jiangyi Store, Jiangyi Village, Changhe Subdistrict, Binjiang District, Hangzhou. Registration number: 330108000063134.

(4). Jiuheng Road Store, No.92, Quarter 4, SancunVillage, Jiubao Town, Jianggan District, Hangzhou. Registration number: 330104000102563.

(5). Lianzhuang Store, Lianzhuang Village, Puyan Subdistrict, Binjiang District, Hngzhou. Registration number: 330108000021547.

(6). MahuVillage Store, Team 7, Mahu Village,Xixing Subdistrict, Binjiang District, Hangzhou. Registration number: 330108000053798.

(7). Mingzhu Street Store, 5-4, Mingzhustreet, Jianggan District, Hangzhou. Registration number: 330104000132037.

(8). Sanbao Store, Building 3, Yunxin Garden Zone 1, Jianggan District, Hangzhou. Registration number: 330104000195136.

(9). Tiandu Store, No.1, No.102, Tianhe Garden,Tiandu City, Xingqiao Subdistrict, Yuhang District, Hangzhou. Registration number: 30184000115959.

(10). Tiandu Store, No.2, 2-15, Tianfeng Garden,Tiandu City, Xingqiao Subdistrict, Yuhang District, Hangzhou. Registration number: 330104000072030.

(11). Yangjiacun Store, Room 101, No. 295, Shiqiao Road, Xiacheng District, Hangzhou. Registration number: 330103000117393.

Party A and Party B hereby enter into this acquisition contract (the “Contract”) regarding the transfer matters of Target Company under the principles of voluntariness, fairness, honesty and trust worthiness, in accordance with the relevant provisions of the “Contract Law” and “Company Law” of People's Republic of China, for mutual compliance.

Article 1 Transfer target of Target Company

The Target Company will be transferred by Party A to Party B, with a price of 9,600,000 Yuan. The transfer shall consist of two parts:

Stock equity: Party A shall transfer 100% of the stock equity of Sanbao Pharmacy amounting to 300,000 Yuan that it holds to Party B, and Party B agrees to accept the transfer (relevant agreement may be signed separately).

Transfer fee: After deducting 300,000 Yuan registered capital from the total transfer price of the Target Company, the remaining part, namely 9,300,000, Yuan shall be served as transfer fee of the Target Company paid by Party B to Party A.

Article 2 Term of payment

20% of the total transfer price shall be paid by Party B to Party A in three (3) business days after the Contract takes effect, which can be deducted from the intention deposit previously paid. 40% shall be paid after the registration of the change of ownership in the Administration for Industry and Commerce as well as the changes of other business licenses of Target Company. The remaining part shall be paid within one (1) year after the signing date of the Contract.

Since the Lianzhuang Store owned by Party A is under investigation from related departments of Hangzhou government due to violations of the provisions of medical insurance, the penalty incurred shall be borne by Party A. If the punishment ends with a suspension of medical insurance services of three (3) months or less, the equity transfer price will not be changed; in case of a suspension of medical insurance services more than three (3) months but less than six (6) months (including 6 months), the equity transfer price will be 9,400,000 Yuan; in case of a suspension of medical insurance services more than six (6) months but less than twelve (12) months (including 12 months), the equity transfer price will be 9,300,000 Yuan; in case of as us pension of over 12 months’(including 12 months) or disqualification for medical insurance services, the equity transfer price will be 9,000,000 Yuan. The adjusted amount of this part shall be settled together with the 3rd payment of equity transfer price.

Article 3 Inheritance and settlement of credit and debt of Target Company involved in company transfer

1. Since the date of registration of the change of shareholders of Target Company, Party A shall no longer enjoy the rights and assume the obligations as shareholders of Target Company, and Party B shall assume the obligations as shareholder when enjoying the rights in accordance with law.

2. Financial Audit: Party B will conduct financial audit of the Target Company as of the acquisition date. All the credit and debt of the Target Company as of the date of registration of the change of shareholders shall be assumed by Party A, and accounts receivable and accounts payable shall be borne and handled by Party A.

3. Inventory and fixed assets: As the inventory and fixed assets of Target Company have been included in the equity transfer price, Party A shall transfer them to Party B in accordance with the Contract.

4. Rent: The Target Company shall continue to fulfill the lease contract of the sites for business operation. The rent incurred before the date of registering the change of shareholders shall be assumed by Party A, and the rent incurred after the date shall be assumed by Party B.

5. Employee: All employees of Target Company will be arranged by Target Company in accordance with the labor contracts signed with them.

Article 4 Transfer of materials

Party A shall transfer the relevant licenses, company seal, financial account books over the years, all kinds of contracts and other documents as well as fixed assets, inventory (if any) of Target Company to Party B and make a “Transfer Sheet of Assets” in 3 business days after the Contract takes effect and the receipt of payment of 20% of the total transfer price and Party B shall check with the “Transfer Sheet of Assets” and sign and stamp on it.

Article 5 Matters regarding the registration of the change in ownership

1. The registration procedures of the change in ownership shall be completed in 3 business days after the Contract takes effect, 20% of the total transfer price is paid by Party B to Party A, and the materials are transferred by Party A to Party B according to the Contract.

2. Party A shall timely submit to Party B with all the documents required by the Administration for Industry and Commerce for the registration of the change in ownership. The registration procedure of the change in ownership shall be primarily handled by Party B, while assisted by Party A.

3. The stamp tax incurred in this transaction as well as the expenses incurred in the registration procedure of the change in ownership shall be borne by Party B. The taxes arose from the capital gain in this company transfer shall be assumed by Party A1 and Party A2 of Target Company respectively.

Article 6 Responsibility for breach of contract

1. For the failure of payment in due time, Party B shall bear penalty for breach of contract equivalent to 0.5‰ of the account payable of the period per day. If the payment is delayed or above for 10 days, Party A is entitled to terminate this Contract, the payment made by Party B will not be returned. Meanwhile Party B shall pay a penalty of 100,000 Yuan to Party A for breach of contract.

2. If the business licenses submitted by Party A are fake or the materials submitted by Party A are incomplete or fake, which leads to the failure of equity transfer or material transfer, Party B is entitled to terminate this Contract, and Party A shall return all the payment that has been made by Party B and pay an equal amount to Party B as compensation for its economic losses. Meanwhile Party A shall pay an additional penalty of 100,000 Yuan to Party B for breach of contract.

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Article 7 Statement and guarantee

(I) Statement and guarantee of Party A

1.Party A has the right to sign this Contract, as it has already achieved the necessary consent and authorization by the company and law, and legally owns the equity of Target Company and the right to dispose it.

2. There is no significant flaws of Target Company except for what listed in the checklist and mentioned in the Contract.

3. The assets of Target Company haven’t been involved in any guarantee, mortgage or pledge, and there is no unsolved significant litigation or arbitration concerning Target Company.

4. For the occurrence of breach of contract, credit and debt, penalties charged by administrative or supervision organization, and labor disputes during the operation period of Party A, which leads to the losses of Target Company or Party B, Target Company or Party B is entitled to claim for compensation, and Party A agrees to provide compensation.

5. Before the transfer of Target Company to Party B, Party A shall terminate the Store Management Contract signed between Target Company and contractors and other contractual relationships. After the equity transfer, Target Company will no longer assume the obligation to continue to perform the Store Management Contract or other contractual relationships, and Party A shall bear the liability to pay compensation for any losses of Party B caused by the failure of canceling any contractual relationships.

(II) Statement and guarantee of Party B

1. Party B has the right to sign this Contract, as it has already achieved the necessary consent and authorization by the company and law. The Contract will have legally binding power on both parties after it takes effect.

2. After the registration of the change in ownership, Party B is entitled to enjoy the rights and assume the obligations of Target Company, in accordance with “Company Law”.

Article 8 Settlement of disputes

Disputes occurred during the performance of this contract shall be settled through consultation of the two parties. For the failure of resolving disputes through consultation, the two parties may institute legal proceedings to the court that has jurisdiction over the lawsuit.

Article 9 Confidentiality

The two parties should make every effort to keep confidential the business-related documents, materials and confidential information including the content of the Contract and other cooperation matters of the other side and the Target Company in all forms obtained from the performance of this Contract.

Article 10 Others

1. The agreements in the Contract is the representation of true intentions of the three parties, and Party A and Party B may sign separate equity transfer contract for the registration of the change of shareholders for the purpose of commercial secrets protection. For the contradiction between the equity transfer contract on record and this Contract, this Contract shall prevail.

2. As Party A1 and Party A2 are in conjugal relation, the performance of the matters under the Contract or the enforcement of the rights specified in the Contract by either one of Party A will be regarded as apparent agency by Party B; for the obligations of Party A specified in the Contract, Party A1 and Party A2 shall assume joint liability.

3. After the take-over of the stores by Party B, if Party B decides to relocate the sites of any store and no longer need the original sites for business, Party A shall have the priority to renew the lease. The site of Sanbao Store will be kept by Party A, and continually operated by Party A after Party B completes the relocation of this store.

Article 11 Commencement of contract

1. The Contract will take effect after signed or stamped by both Party A and Party B.

2. The Contract is made in duplicate, one for each party, with the same legal effect.

Transferor (signature of Party A1): /s/ Huiqun Yu

Transferor (signature of Party A2): /s/ Hongfei Ma

Transferee (stamp of Party B): Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd.

Legal representative or authorized representative: /s/ Hao Wang

Date of signature and stamp: 10/9/2014